Exhibit 4.8

Increase Confirmation

To:	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, SINGAPORE BRANCH, as Facility Agent

From:	CADELER A/S, as Borrower

Dated:	26 August	2024

Dear Sirs

Cadeler A/S - Facility Agreement originally dated 15 November 2023 (as amended and/or restated from time to time) (the Facility Agreement)

1

We refer to the Facility Agreement. This agreement (the Agreement) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2	We refer to Clause 2.2 (Increase) of the Facility Agreement.
3	The Increase Lender agrees to assume and will assume all of the obligations corresponding to €45,000,000 (the Increase Commitment) as if it was an Original Lender under the Facility Agreement.
4

The proposed date on which the increase in relation to the Increase Lender is to take effect (the Increase Effective Date) is      26 August     2024 or the date of confirmation of this Agreement by the Facility Agent, whichever is later.

5	On the Increase Effective Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.
6

The Increase Lender hereby appoints the Facility Agent to act as its agent under and in connection with the Finance Documents in accordance with Clause 28 (Roles of Facility Agent, Mandated Lead Arranger and Green Loan Co-ordinator) of the Agreement.

7	The administrative details of the Increase Lender for the purposes of this Agreement are set out below:

Contact Details for Credit Matters

Name	Amy Chow / Chonawut Mick Prasatsak / Clara Gan / Lim Jingyi
Address	8 Marina Boulevard #19-01, Marina Bay Financial Centre Tower 1, Singapore 018981
Telephone number	+65 6981 2227 / +65 6981 3009 / +65 6930 8760 / +65 6981 5090
Fax number	N.A.
Individual email address	Chow.Amy-See-Bing@sc.com / Chonawut.Prasatsak@sc.com / Clara.Gan@sc.com / Jingyi.Lim@sc.com

Contact Details for Operational/Administrative Matters

Name	Global Lending Services / Chonawut Mick Prasatsak / Valerie Toh / Clara Gan / Tan Sze Keat
Address	8 Marina Boulevard #27-01, Marina Bay Financial Centre, Singapore 018981
Telephone number	+91 9840366270 / +65 6981 3009 / +65 6596 5828 / +65 6930 8760 / +65 6981 5702
Email address	sg.loaninstructions@sc.com / sg.loansprocessing@sc.com / Chonawut.Prasatsak@sc.com / Valerie.Toh@sc.com / clara.gan@sc.com / szekeat.tan@sc.com

Details of EUR account for receipt of fee payments in respect of our Commitment (as applicable)

Beneficiary	Standard Chartered Bank (Singapore) Limited
SWIFT	SCBLSG22
Correspondent Bank	Standard Chartered Bank AG
SWIFT	SCBLDEFXXXX
Account number	018510407 IBAN DE97512305000018510407
Payment reference	GLS “Cadeler A/S EUR 125m Term Loan”

8	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2 (Increase).
9	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
10	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(Signature pages follow)

(Signature page to Increase Confirmation (SCB))

Peter Brogaard Hansen

/s/ Peter Brogaard Hansen
Cadeler A/S , as Borrower

(Signature page to Increase Confirmation (SCB))

/s/ Authorized Representative
Standard Chartered Bank (Singapore) Limited, as Increase Lender

(Signature page to Increase Confirmation (SCB))

This Increase Confirmation is executed by the Facility Agent and the Increase Effective Date is confirmed as of      26 August      2024.

/s/ Jeffery Juri
Jeffery Juri

Client Services Manager
Issuer Services
For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch, as Facility Agent